SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 28, 2003

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10269	95-1622442
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2525 Dupont Drive
Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

(714) 246-4500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

99.1	Allergan, Inc. press release dated April 28, 2003

ITEM 9. REGULATION FD DISCLOSURE (FURNISHED UNDER ITEM 12)

     Allergan, Inc. (“Allergan”) is furnishing the information in this section under “Item 9. Regulation FD Disclosure” and “Item 12. Results of Operations and Financial Condition” of this Current Report in accordance with SEC Release No. 33-8216.

     On April 28, 2003, Allergan issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein. This press release announced Allergan’s operating results for the quarter ended March 28, 2003 and that the Allergan Board of Directors has declared a first quarter dividend of $0.09 per share, payable on June 12, 2003 to stockholders of record on May 15, 2003.

     Allergan is also holding a webcast and investor conference beginning at 8:00 a.m. Pacific Time on April 28, 2003, to disclose its financial results for the first quarter ended March 28, 2003. The webcast can be accessed live through the Allergan website, www.allergan.com or by calling 1-800-734-5421 for domestic locations or 1-402-220-0352 for international locations. Replays of the webcast will also be available from April 28, 2003 at 11:00 a.m. Pacific Time until April 30, 2003 at 5:00 p.m. Pacific Time, and can be accessed through www.allergan.com. Access to the webcast does not require a passcode.

     The information in this section shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: April 28, 2003	By:	/s/ Douglas S. Ingram

	Name: Title:	Douglas S. Ingram Corporate Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description of Exhibit

99.1	Allergan, Inc. press release dated April 28, 2003